Entech® Solar Successfully Completes Certification

Testing Of Its Latest Daylighting Product

Fort Worth, TX – June 29, 2011 – Entech Solar (OTC BB: ENSL.OB) (the “Company”, “Entech”) today is very pleased to announce the latest progress in its daylighting line of products.  On June 27, 2011, Entech Solar’s latest skylight product, the Entech Collimating Skylight Model 900 (ECS-900), successfully completed all testing in compliance with OSHA Fall Protection and all testing in compliance with AAMA, WDMA and CSA requirements for air infiltration, water infiltration, design pressure and structural pressure.  The American Architectural Manufacturers Association (AAMA), the Window & Door Manufacturers Association (WDMA) and the Canadian Standards Association (CSA) jointly publish a standard that is entitled the North American Fenestration Standard/Specification for Windows, Doors, and Skylights.  The ECS-900 product was independently tested by an AAMA and IAS accredited test laboratory, Architectural Testing, Inc., at its facility in Southlake, Texas.   The Entech Solar product met and exceeded the requirements of the above standards, specifically, AAMA/WDMA/CSA 101/I.S.2/A440-08, along with the OSHA Fall Protection.  The OSHA testing was carried out in accordance with 29 CFR 1910.23 paragraph (e) 8.

This new certification will be acknowledged on a label attached to the Entech Solar product, ECS-900, by inclusion in the product specifications, and in Entech’s marketing literature so that architects, designers and specifiers can readily include the ECS-900 product in their daylighting plans, specifications, and applications.  The ECS-900 product is designed primarily for non-residential daylighting applications.

The ECS-900, one of a series of patented, collimating skylight products being developed by Entech Solar, has a small 900 square inch aperture area above the roof that provides over 50,000 peak lumens of natural light in the working area below the skylight.  Entech Solar’s ECS series of skylights deliver more daylight in a more controlled pattern  than any other skylight Entech Solar has tested sided by side in its 17,000 square foot skylight laboratory.  In fact, over the whole year, for the same skylight area, the Entech Solar skylights provide more than 3 times the natural light output of the standard domed skylights the Company has tested.  The testing to date demonstrates a consistent total output of 50,000 lumens or more for the ECS-900 and these results allow Entech Solar to characterize this high output as the “average” peak lumens for all the clear days of the whole year.  This is in contrast to conventional domed skylights that provide a significant variation in peak lumens over the year making them more difficult to integrate with conventional electrical lighting.

Entech Solar is also completing the development of the ECS-1900 that provides more than 120,000 lumens of total peak output.  This high-lumen output product has the same basic features as the ECS-900, that is, a tilted, aperture above the roof that collects more light over the year than a flat conventional skylight, with light collimation beginning immediately inside the insulated weather proof pyramidal dome. An additional bottom diffuser seals the dome for thermal insulation effect and condensation resistance, and then an extension section under the roof completes the collimation providing the consistent and glare-free distribution of light under the skylight throughout the day and the year.  The outstanding performance of Entech Solar’s collimating skylights means that a building can be illuminated with natural daylight with a much smaller fraction of its roof area open to light – about 1-2% instead of 4-6%, with a corresponding savings in heating and air-conditioning due to heat gain and heat loss through the skylights.

Entech Solar is hosting customers and other potential business partners at its skylight lab in Fort Worth.  Entech Solar recently exhibited its unique skylight technology at LightFair International in Philadelphia on May 17-19, 2011, where it was well received.

About Entech Solar
In addition to its skylight business, Entech Solar, Inc. is a leading developer of innovative, patented solar technologies, including concentrating photovoltaic (CPV) systems for both ground and space power applications.  The Company designs concentrating solar modules that produce electricity from sunlight as part of the SolarVolt™ product line.  For more information on the Company, please visit www.entechsolar.com.

Entech Solar Media Contact:
Bob Walters
Phone: 817-224-3600, email: walters@entechsolar.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, which are subject to risks, uncertainties and assumptions that are difficult to predict. All statements in this press release, other than statements of historical fact, are forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements, among other things, regarding the development, certification, production and marketing of the Company’s products. These forward-looking statements are only predictions based on our current expectations and our projections about future events. All forward-looking statements are based upon information available to us as of date hereof. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, except as required by law. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include our ability to meet projected internal timelines, our sufficiency of capital, our ability to retain qualified personnel and the matters discussed in the section entitled “Item 1A: Risk Factors” in Part I of our Annual Report on Form 10-K, as updated by our quarterly reports on Form 10-Q. You should carefully consider the risks and uncertainties described under those documents.